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EXHIBIT 5

OPINION RE LEGALITY

[LETTERHEAD OF GRAY CARY WARE & FREIDENRICH LLP]

400 Hamilton Avenue, Palo Alto, CA 94301-1825
Phone: 650-833-2000              Fax: 650-833-2001              www.graycary.com

October 17, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

    As legal counsel for Unify Corporation, a Delaware corporation (the "Company"), we are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of up to 2,950,000 shares of the Common Stock, $0.0005 par value, of the Company which may be issued pursuant to the 2001 Stock Option Plan and the 1996 Employee Stock Purchase Plan (collectively, the "Plans").

    We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California and the federal law of the United States.

    Based on such examination, we are of the opinion that the 2,950,000 shares of Common Stock which may be issued pursuant to the Plans, are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plans will be validly issued, fully paid and nonassessable. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

Respectfully submitted,

Gray Cary Ware & Freidenrich LLP

GRAY CARY WARE & FREIDENRICH LLP

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  EXHIBIT 5
OPINION RE LEGALITY